                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 18, 1997
                                                           -------------

                          IKON OFFICE SOLUTIONS, INC.
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                (Exact name of registrant specified in Charter)



           Ohio                     1-5964                     23-0334400
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     (State or other             (Commission                 (IRS Employee
     jurisdiction of             File Number)              Identification No.)
      incorporation)
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             P.O. Box 834
       Valley Forge, Pennsylvania                                    19482
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(Address of principal executive offices)                            Zip Code

Registrant's telephone, including area code:  (610) 296-8000
                                              --------------

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(Former name and former address, if changed since last report)
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Item 5.  Other Events.
         ------------

         IKON Office Solutions, Inc. (the "Company") has amended its Rights Agreement (the "Rights Plan") as of June 18, 1997. The Rights Plan, which was scheduled to expire in accordance with its terms on February 10, 1998, was extended for an additional ten year term expiring June 18, 2007.

     The Rights Plan has also been amended to establish a new exercise price of $204 per preferred stock purchase right (individually, a "Right," and collectively, the "Rights"). A Right entitles holders thereof to buy 1/100 of a share of Series 12 Preferred Stock of the Company (the "Preferred Shares").

     The Rights Plan has been amended to provide that the Rights will be exercisable and will trade separately from shares of the Company's Common Stock only if a person or group (an "Acquiring Person") acquires beneficial ownership of 15% or more (versus 20% or more under the terms of the Rights Plan prior to the amendment) of the shares of the Company's Common Stock or commences a tender or exchange offer that would result in such a person or group owning 15% or more of the shares of the Company's Common Stock (a "Flip-in Event"). Only when one or more of these events occur will shareholders receive certificates for the Rights.

     If any person actually acquires 15% or more of the shares of Common Stock -- other than through a tender or exchange offer for all shares of Common Stock that provides a fair price and other terms for such shares -- or if a 15%-or-more shareholder engages in certain "self-dealing" transactions or engages in a merger or other business combination in which the Company survives and shares of its Common Stock remain outstanding, the other shareholders will be able to exercise the Rights and buy shares of Common Stock of the Company having twice the value of the exercise price of the Rights. A provision has been added to the Rights Plan that allows shareholders, upon action by a majority of the Continuing Directors (as defined below), to exercise their Rights for 50% of the shares of Common Stock otherwise purchasable upon surrender to the Company of the Rights so exercised and without other payment of exercise price.

     If the Company is involved in certain other mergers where its shares are exchanged or certain major sales of its assets occur, shareholders will be able to purchase shares of the other party's common stock in an amount equal to twice the value of the exercise price of the Rights. Upon the occurrence of any of these events, the Rights will no longer be exercisable into Preferred Shares.

     The Rights Plan has also been amended to add a requirement that certain decisions regarding the Rights Plan, such as amendment of the Rights Plan or redemption of the Rights, must be made by the "Continuing Directors." Continuing Directors are, in general, directors who were members of the Board of Directors prior to a Flip-in Event.

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     The Rights Plan has also been amended to reduce the price at which the
Board of Directors can redeem the Rights to $.01 from $.05 per Right. The Rights, in general, may be redeemed at any time prior to the tenth day following public announcement that a person has acquired a 15% ownership position in shares of Common Stock of the Company.

     A copy of the Rights Agreement, as amended and restated, is being filed with the Securities and Exchange Commission as an exhibit to this Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended and restated, which is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c) Exhibits.

         Exhibit No.                     Exhibit
         -----------                     -------

         4.1 Amended and Restated Rights Agreement, dated as of June 18, 1997, between IKON Office Solutions, Inc. and National City Bank, as Rights Agent, which includes, as Exhibit A thereto, the form of Rights Certificate and as Exhibit B thereto the form of Summary of Rights.

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                                   Signature
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IKON OFFICE SOLUTIONS, INC.



                                   By:___________________________________
                                      Name:
                                      Title:

Dated:

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Exhibit No.                      Exhibit                                 Page
-----------                      -------                                 ----

4.1 Amended and Restated Rights Agreement, dated as of June 18, 1997, between IKON Office Solutions, Inc. and National City Bank, as Rights Agent, which includes, as Exhibit A thereto, the form of Rights Certificate and as Exhibit B thereto the form of Summary of Rights.



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